The Mint Leasing, Inc (TML) *Non-Recourse* **Dealer Retail Agreement**

This is a Dealer Agreement between The Mint Leasing, Inc. (TML) a Texas Corporation, and the undersigned dealer ("Dealer").

1. DEFINITIONS. As used herein:

A. Agreement means this Dealer Agreement as may be amended from time to time in accordance with Section 20 herein.

B. Buyer means any person, including any co-Buyer or guarantors(s) who enters into a Contract with Dealer for the purchase of a Vehicle.

C. Contract means a retail lease Contract, conditional lease Contract, or other document providing for the payment by Buyer to Dealer of funds in connection with a retail lease of a new or used motor vehicle owned by Dealer to Buyer; and

D. Vehicle means the new or used motor vehicle owned by Dealer that is the subject of a Contract.

2. SALE AND PURCHASE OF CONTRACTS; DOWN PAYMENTS FOR CONTRACTS

A. Contract Documentation and Sale. If Dealer wishes TML to purchase a Contract hereunder, Dealer shall furnish TML with (i) the transaction's proposed terms, (ii) any credit information Dealer has regarding Buyer, and (iii) such other information as TML shall request. Upon receipt of all required documentation, TML shall decide in its sole discretion whether it will purchase a Contract. TML shall give Dealer an approval number for each approved transaction. Upon receipt of such approval number, Dealer shall procure all documents requested by TML, including evidence of physical damage insurance covering the Vehicle as required by TML. Upon receipt by Dealer of the documents requested by TML, each properly executed by Buyer and approved by Dealer, Dealer shall execute those documents required to be executed by the seller and shall thereafter deliver the Vehicle to Buyer. Following such execution and subsequent delivery of the Vehicle, Dealer shall promptly forward to TML the Contract and other documents required by TML after which TML may purchase the Contract in accordance with Section 2B. Dealer is not obligated to sell to TML any Contract, notwithstanding TML's approval of such Contract for purchase.

B. Purchase Price and Payment. When TML approves a Contract for purchase, it shall pay to Dealer such price as TML shall from time to time establish for the purchase of Contracts, so long as Dealer provides to TML documents required by, and in a form satisfactory to, TML, within 30 days of TML's issuance of any approval number for the transaction. Nothing in this Agreement shall be construed to obligate Dealer to sell Contracts to TML or to obligate TML to purchase Contracts from Dealer.

C. Down Payments. Dealer shall collect all amounts due from the Buyer in full as a down payment pursuant to a Contract purchased by TML hereunder in the form of check, cash, or certified funds prior to TML's purchase of the Contract. If Dealer fails to collect the down payment in full prior to TML's purchase of the Contract, the Contract shall be subject to immediate Repurchase as defined below at any time during the life of the Contract upon verification by TML of Dealers' failure to collect the down payment in full. The assignment of a Contract hereunder shall not be deemed to have been completed until such time as Buyer's financial institution account has been finally debited for any check or checks provided to Dealer by Buyer as a down payment in connection with such Contract. If Dealer accepts a check as a down payment for a Contract and the check is returned for insufficient funds upon presentment for payment to the entity on which the check is drawn, the Contract shall be subject to immediate Repurchase as defined below. Dealer shall immediately notify TML in writing if any down payment check for a Contract is returned for insufficient funds upon its presentment to the entity on which the check is drawn.

3. PERFECTION OF SECURITY INTER EST

For each Contract purchased by TML, Dealer shall, within 20 days of the date of the Contract or within a lesser time period if required by applicable law, file and record all documents necessary to properly perfect the valid and enforceable first priority security interest of TML in the Vehicle and shall send TM L all security interest filing receipts. Dealer shall complete the forms and documents required by applicable law to properly perfect a valid and enforceable first priority security interest in favor of TML and send TML evidence that TML's security interest is noted on the certificate of title or registration, or evidence that TML otherwise has a properly perfected, valid and enforceable first priority security interest in the Vehicle according to applicable law. A Contract shall be subject to immediate Repurchase as defined below and shall remain subject to Repurchase as defined below for the life of the Contract if Dealership fails to (1) file and record, within 20 days of the date of the Contract or within a lesser time period if required by applicable law, all documents required to properly perfect the valid and enforceable first priority security interest o f TML in the Vehicle; (2) send TML the filing receipts reflecting said perfection; and/or if (3) Dealer fails to complete the required forms and documents required by applicable law to properly perfect a valid and enforceable first priority security interest in favor of TML and send TML evidence that (a) TML's security interest is noted on the certificate of title or registration, or (b) TML otherwise has a properly perfected valid and enforceable first priority security interest in the Vehicle according to applicable law.

4. BOOKS, RECORDS AND FINANCIAL STATEMENTS

Dealer shall maintain complete and accurate records concerning the sale to TML of each Con tract and underlying Vehicle, and all other transactions affecting the Vehicle. TML may, at any time upon reasonable notice, inspect Dealer's records.

5. PAYMENTS FROM BUYER

Should any payment be made to Dealer under a Contract sold to TML, Dealer shall receive such payment in trust and shall remit it to TML immediately in the form received for credit to such Contract.

6. POW ER OF ATTORNEY

Dealer authorizes TML to sign and endorse Dealer's name upon any checks, drafts, money orders or other forms of payment that may come into TML's possession as payment of or on account of any Contract. Dealer authorizes TML to sign its name to any assignment of any Contract to TML and to sign and endorse Dealer's name on any other instrument necessary to carry out the intent of this Agreement. This Power of Attorney shall be irrevocable and shall remain in effect for so long as there are Contracts outstanding that have been purchased pursuant to this Agreement.

7. DEALER'S REPR ESENTATION S AND WARRANTIES

So long as this Agreement is in effect, Dealer represents, warrants and agrees that:

A. If it is a corporation it is and will remain in good standing in the state of its incorporation and it has obtained the necessary resolution of its board of Directors, and all other consents or approvals to enter into and execute the terms of this Agreement.

B. It is properly licensed to finance and sell motor vehicles, any APS (Additional Products & Services) and to perform all acts contemplated hereby in the state(s) where it conducts its business.

C. If Dealer conducts business under a fictitious tradename or as a partnership, it is and will remain in good standing in the state of its formation, it has obtained all required authorizations of its partners, and it will remain in compliance with all applicable laws relating to conducting business under a fictitious trade name or as a partnership.

D. All business practices, acts and operations of Dealer (including the sale and financing of insurance or other overages, the sale and financing of automobiles and APS, and all Contracts and disclosures) are in compliance with all applicable federal, state and local laws, regulations and ordinances, included but not limited to, the Fair Credit Reporting Act, the Equal Credit Opportunity Act and Regulation B, the Truth-in- Lending Act and Regulation Z and FTC rules and regulations.

E. Immediately prior to the transfer, sale and/or assignment herein contemplated, the Dealer held good, marketable and indefeasible title to each Contract free and clear of all liens, setoffs charges, and claims. Upon transfer of a Contract, TML shall hold good, marketable and indefeasible title to each Contract free and clear of all liens, setoffs, charges and claims.

F. The Contract and each guaranty and/or additional collateral agreement in connection therewith is a valid, legal, binding obligation entered into by a bona fide and competent person and is legally enforceable by TML as assignee against each purported signatory thereof.

G. Any credit information supplied by Dealer as to the Buyer is true, complete and accurate to the best of the Dealer's knowledge.

H. The amounts charged any Buyer(s) for any APS sold and financed in connection with a Contract shall not exceed the amounts permitted by applicable law, nor shall the charge for these or any other products or services sold and financed in connection with a Contract exceed the amount that Dealer charges for these or such other products or services in a cash transaction similar to the transaction evidenced by the Contract.

I. Dealer has taken all action required by Sections 2A and 3 herein and all actions under applicable law to properly perfect a valid and enforceable first priority security interest in each Vehicle in favor of TML and shall guarantee a properly perfected valid and enforceable first priority security interest in each Vehicle in favor of TML.

J. The Vehicle and all options therein are accurately described in the Contract, the title to the vehicle does not indicate that it is a salvaged vehicle, that the odometer has been rolled back, that the vehicle has had significant flood or other damage or any other fact that would have a significant adverse effect upon the value of the vehicle; and such Vehicle was delivered by Dealer and accepted without condition or reservation by Buyer.

K. Dealer does not know of any fact that indicates the uncollectability by TML of any Contract.

L. Any check given to Dealer by a Buyer has been or will be honored by Buyer's financial institution upon presentment by Dealer and will not be returned to Dealer for any reason, including insufficient funds, closed account or incorrect or incomplete signatures.

8. DEALER LIABILITY

A. Repurchase. If a Dealer representation, warranty or covenant made herein, or made in the assignment of a Contract to TML is breached, or is untrue, or if Dealer fails to perform any of its obligations to TM L hereunder or otherwise, then Dealer shall pay TML immediately upon receipt of TML's demand, one or more of the following amounts at the sole election of TML: (1) the unpaid balance, as determined by TML, of the breached Contract purchased, less any unearned finance charges and any discounts in connection with such Contract; (2) all losses and expenses incurred by TML as a result of such breach, or untruth, or failure to perform, including attorneys' fees; and (3) out-of-pocket expenses paid or incurred by TML in connection with the collection of any amount due under any such Contract, including attorneys' fees and costs of litigation, whether by or against TML, and expenses with respect to repossessing, storing, repairing and selling the Vehicle. If Dealer fails to repurchase any Contract as required by this Section 8, TML may, at its option; (i) allow the Contracts to pay to maturity; or (ii) upon 10 days' written notice to Dealer, sell such Contracts purchased from Dealer at public or private sale. In either event, TM L may apply the proceeds after deducting expenses and reasonable attorneys' fees, to the payment of Dealer's obligations hereunder, and Dealer shall be responsible for any deficiency. TML will make every reasonable attempt to recover collateral and deliver collateral to dealer to complete repurchase.

B. Transfer Of Contract. Upon Dealer's payment of the amount payable under to Section 8A, the Contract may be assigned and/or endorsed by TML to Dealer without recourse and without warranties of any kind and sent to Dealer. Dealer authorizes TML to prepare and to execute, for and on behalf of Dealer and in its name, any instrument that in TML's judgment is needed to effect such transfer.
C. Failure to Repurchase. If Dealer fails to repurchase a Contract as required by Section 8A, TML may, in mitigation of its damages, repossess the Vehicle securing the Contract as may be allowed by applicable law, in which event Dealer will pay TML, in cash upon demand, in addition to any other sums provided for herein, all costs of repossession, including court costs and attorneys' fees, and all costs of reconditioning, storing and reselling the Vehicle.
D. Rights of TML On Breach. If Dealer breaches this Agreement in any respect, or any other agreement with TML relating to a Contract, TML shall have, in addition to all remedies provided in this Agreement an d at law, the right to immediately terminate this Agreement, and deem null and void any approvals issued for the purchase of Contracts for with TML has not paid the purchase price to Dealer. TML shall have no obligation to purchase from Dealer any Contracts subject to an approval which is deemed null and void pursuant to this Section 8D.
E. Dealer Indemnity. Dealer shall indemnify, defend and hold TML, its employees, officers, directors, agents and assigns harmless from any claims, losses, damages, liabilities and expenses, including attorneys' fees and costs of litigation which relate to a Contract purchased by TML and arise from Dealer's breach or default under this Agreement, Dealer's conduct, the failure of the transaction to comply with Dealer's representations and warranties in Section 8, or result from any act or omission on the part of Dealer.
9. Dealer agrees and authorizes TML to send faxes and emails to the dealership(s).
10. SETOFFS
TML may deduct from any obligation or funds due Dealer any amount Dealer owes TML. Any monies, Contracts or any property of any nature or description that may come into the possession of TML may be held by TML and applied, at any time, to offset any amounts owing to TML.
11. EXTEN SION OR VARIATION OF CONTRACT
Dealer's liability hereunder shall not be affected by any settlement, extension, forbearance or variation in terms which TML may grant in connection with any Contract or by the discharge or release of the obligation of Buyer or any other person thereunder by operation of law or otherwise.
12. CONTRACT FORMS
TML shall furnish Dealer with Contract forms via email or facsimile for transactions to be submitted to TML.
13. COLLECTION OF CONTRACTS
TML shall have the sole right to make collections on all Contracts and Dealer shall not solicit or make any collections or repossessions with respect to any Contract sold to TML, nor accept the return of, nor make any substitution of, any of the subject matter of such Contracts. Dealer shall hold in trust and promptly forward to TML all communications and remittances received in reference to said Contract.
14. WAIVER
Dealer hereby waives any failure or delay on TML's part in asserting or enforcing any right TM L may have at any time hereunder. Dealer hereby expressly waives notice of acceptance of this Agreement, notices of non- payment and non-performance, notices of amount of indebtedness outstanding at any time, protests, demands and prosecution of collection, foreclosures and possessory remedies all as may be permitted b y applicable law.
15. DEALER NOT AN AGENT
This Agreement and any action pursuant hereto do not make Dealer the agent or representative of TML for any purpose. Dealer is not granted any express or implied right to bind TML in any manner.
16. TERM OF AGREEMEN T
This Agreement shall become effective upon its execution by Dealer and TML and shall continue in force until terminated by either party. This Agreement may be terminated at any time by either party by written notice to the other, but such termination shall in no way affect the obligations of the parties on Contracts theretofor acquired by TML, except that insofar as there may be an agreement provided for rate participation, such agreement will likewise be terminated.
17. NOTICES
Except as expressly permitted in this Agreement, all notices required or permitted to be given hereunder shall be in writing and shall be effective upon personal delivery or deposit in the U.S. mail, postage prepaid and properly addressed as stated below. Each party shall promptly provide the other with notice of any change in address.
18. BINDING AGREEMENT; NO ASSIGN MENT
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns, provided, however, that Dealer shall not assign this Agreement or an y rights hereunder by operation of law or otherwise without TML's prior written consent.
19. CREDIT INVESTIG ATION
Dealer authorizes TML to investigate Dealer's creditworthiness and credit capacity as may in TML's discretion be necessary from time to time.
20. AMENDMENTS
This Agreement shall be amended either by a separate writing which is dated and executed by both TML and Dealer, or by a separate writing forwarded to and received by Dealer from TML, in which case the amendments contained therein shall be deemed accepted without qualification by Dealer upon the issuance pursuant to Dealer's request of the first Contract approval number from TML following the Dealer's receipt of such writing.
21. REMEDIES
TML's rights hereunder are cumulative and not exclusive. Any rights available to TML pursuant to the Uniform Commercial Code or any other remedy at law or equity may be exercised by TML and any failure by TML to exercise its rights hereunder shall not operate as a waiver of such rights. In no event will TML ever be liable for incidental or consequential damages under this Agreement.
22. ENTIRE AGREEMENT; RULES OF CONSTRUCTION, APPLICABLE LAW
This Agreement is the entire Agreement between TML and Dealer regarding the purchase by TML from Dealer of Contracts as defined above. Section headings are included in this Agreement for reference only an d do not affect the interpretation of this Agreement. In this Agreement, the singular shall include the plural and the plural shall include the singular, unless the context requires otherwise. "Including," shall mean, "including, without limitation." This Agreement shall be interpreted pursuant to the laws of the State of Texas. Should any part of this Agreement be determined to be unenforceable by a court, such enforceability shall not affect the rest of this Agreement.
23. INDEMNITY BY TML
TML shall indemnify, defend, and hold Dealer harmless from any and all claims, actions, damages, liabilities, costs, and expenses, including reasonable attorneys fees, asserted by any Buyer arising out of any act, failure to act, or service provided by TML, its employees, agents, or representatives, and TML will be responsible for any losses incurred by Dealer as a result thereof.
24. ATTORN EYS FEES
In the event of any dispute between Dealer and TML arising out of this Agreement, the prevailing party will be entitled to recover its reasonable and necessary attorneys' fees and court costs.

____
Dealership Name

____
Authorized Signer

____
Printed Name

____
Physical Address

____
City State Zip

____
Phone Fax

The Mint Leasing, Inc.

____
Jerry Parish, President
323 North Loop West, Houston, Texas, 77008
Phone: (713) 665-2000 Fax: (713) 665-8311